Exhibit 10.1

__________, 2018

Terrapin 4 Acquisition Corporation
2655 South Le Jeune Road, Suite 550
Coral Gables, FL 33134

Re: Initial Public Offering

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between Terrapin 4 Acquisition Corporation, a Delaware corporation (the “Company”), and Nomura Securities International, Inc., as representative (the “Representative”) of the several underwriters (each an “Underwriter” and collectively, the “Underwriters”), relating to an underwritten initial public offering (the “Public Offering”), of 23,000,000 of the Company’s units (including up to 3,000,000 units that may be purchased to cover over-allotments, if any) (the “Units”), each comprised of one share of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), and one warrant (the “Warrants”). Each Warrant entitles the holder thereof to purchase one share of Class A Common Stock at a price of $11.50 per share, subject to adjustment. The Units shall be sold in the Public Offering pursuant to a registration statement on Form S-1 and prospectus (the “Prospectus”) filed by the Company with the Securities and Exchange Commission (the “Commission”) and the Company shall apply to have the Units listed on the NASDAQ Capital Market. Certain capitalized terms used herein are defined in paragraph 13 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Public Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Terrapin 4 Sponsor Partnership, LLC (the “Sponsor”), Terrapin Partners Employee Partnership 4, LLC (“TPEP”) and each of the undersigned individuals, each of whom is a member of the Company’s board of directors and/or management team (together with TPEP, each, an “Insider” and collectively, the “Insiders”) and the Representative, hereby agrees with the Company as follows:

1. The Sponsor, the Representative and each Insider agrees that if the Company seeks stockholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, it he or she shall (i) vote any shares of Common Stock owned by it, him or her in favor of any proposed Business Combination and (ii) not redeem any shares of Common Stock owned by it, him or her in connection with such stockholder approval.

2. The Sponsor and each Insider hereby agrees that in the event that the Company fails to consummate a Business Combination (as defined in the Underwriting Agreement) within 24 months from the date of the closing of the Public Offering, or such longer period approved by the Company’s stockholders in accordance with the Company’s amended and restated certificate of incorporation, the Sponsor and each Insider shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, subject to lawfully available funds therefore, redeem 100% of the Class A Common Stock sold as part of the Units in the Public Offering (the “Offering Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income taxes and fund its working capital requirements (less up to $50,000 of interest to pay dissolution expenses), divided by the number of then outstanding Offering Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and other requirements of applicable law. The Sponsor, the Representative and each Insider agree to not propose any amendment to the Company’s amended and restated certificate of incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of the Offering Shares if the Company does not complete a Business Combination within 24 months from the closing of the Public Offering, unless the Company provides its Public Stockholders with the opportunity to redeem their Offering Shares upon approval of any such amendment at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income taxes or fund its working capital requirements, divided by the number of then outstanding Offering Shares.

The Sponsor, the Representative and each Insider acknowledges that it, he or she has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Founder Shares, held by it, him or her. The Sponsor, the Representative and each Insider hereby further waives, with respect to any shares of Class A Common Stock held by it, him or her, if any, any redemption rights it, he or she may have in connection with the consummation of a Business Combination, including, without limitation, any such rights available in the context of a stockholder vote to approve such Business Combination or in the context of a tender offer made by the Company to purchase shares of Class A Common Stock (although the Sponsor, the Representative and the Insiders and their respective affiliates shall be entitled to redemption and liquidation rights with respect to any Offering Shares it or they hold if the Company fails to consummate a Business Combination within 24 months from the date of the closing of the Public Offering).

3. During the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, the undersigned shall not, without the prior written consent of the Representative, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, with respect to any Units, shares of Common Stock, Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Class A Common Stock owned by it, him or her, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Units, shares of Common Stock, Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock owned by it, him or her, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

4. In the event of the liquidation of the Trust Account, the Sponsor (which for purposes of clarification shall not extend to any other shareholders, members or managers of the Sponsor) agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by (i) any third party for services rendered or products sold to the Company or (ii) a prospective target business with which the Company has entered into a letter of intent, confidentiality, or other similar agreement for a Business Combination agreement (a “Target”); provided, however, that such indemnification of the Company by the Sponsor shall apply only to the extent necessary to ensure that such claims by a third party for services rendered (other than the Company’s independent public accountants) or products sold to the Company or a Target do not reduce the amount of funds in the Trust Account to below (i) $10.00 per share of the Offering Shares or (ii) such lesser amount per share of the Offering Shares held in the Trust Account due to reductions in the value of the trust assets as of the date of the liquidation of the Trust Account, in each case, net of the amount of interest earned on the property in the Trust Account which may be withdrawn to pay taxes, and interest released to the Company to fund its working capital requirements, except as to any claims by a third party (including a Target) who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. In the event that any such executed waiver is deemed to be unenforceable against such third party, the Sponsor shall not be responsible to the extent of any liability for such third party claims. The Sponsor shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within 15 days following written receipt of notice of the claim to the Sponsor, the Sponsor notifies the Company in writing that it shall undertake such defense.

5. To the extent that less than an aggregate of 5,065,494 shares of Class A Common Stock (the “Forward Purchase Shares”), or no Forward Purchase Shares, are purchased by the Representative (collectively with its permitted assignees under the Forward Purchase Agreement, as defined below) concurrently with the consummation of the initial Business Combination pursuant to that certain Forward Purchase Agreement, dated as of ______, 2018, between the Company, the Representative, and the Sponsor (the “Forward Purchase Agreement”):

(a) the Sponsor agrees to forfeit, at no cost, a number of Founder Shares in the aggregate equal to the product of 797,765 multiplied by a fraction, (i) the numerator of which is the number of Forward Purchase Shares purchased by the Representative (collectively with any of its permitted assignees under the Forward Purchase Agreement), and (ii) the denominator of which is 5,065,494;

(b) TPEP agrees to forfeit, at no cost, a number of Founder Shares in the aggregate equal to the product of 164,678 multiplied by a fraction, (i) the numerator of which is the number of Forward Purchase Shares purchased by the Representative (collectively with any of its permitted assignees under the Forward Purchase Agreement), and (ii) the denominator of which is 5,065,494; and

(c) the Representative agrees to forfeit, at no cost, a number of Founder Shares in the aggregate equal to the product of 303,930 multiplied by a fraction, (i) the numerator of which is the number of Forward Purchase Shares purchased by the Representative (collectively with any of its permitted assignees under the Forward Purchase Agreement), and (ii) the denominator of which is 5,065,494.

6. To the extent that the Underwriters do not exercise their option to purchase up to an additional 3,000,000 Units to cover over-allotments within 45 days from the date of the Prospectus (and as further described in the Prospectus):

(a) the Sponsor agrees to forfeit, at no cost, a number of Founder Shares in the aggregate equal to the product of 621,672 multiplied by a fraction, (i) the numerator of which is 3,000,000 minus the number of Units purchased by the Underwriters upon the exercise of their option to purchase additional Units, and (ii) the denominator of which is 3,000,000; and

(b) TPEP agrees to forfeit, at no cost, a number of Founder Shares in the aggregate equal to the product of 128,328 multiplied by a fraction, (i) the numerator of which is 3,000,000 minus the number of Units purchased by the Underwriters upon the exercise of their option to purchase additional Units, and (ii) the denominator of which is 3,000,000.

The forfeiture will be adjusted to the extent that the over-allotment option is not exercised in full by the Underwriters so that the holders of the Founder Shares will own an aggregate of 20.0% of the Company’s issued and outstanding shares of Common Stock after the Public Offering.

7. (a) The Sponsor and each Insider hereby agrees not to participate in the formation of, or become an officer or director of, any other blank check company that is seeking an initial business combination requiring total consideration to the seller of less than $1.25 billion until the Company has entered into a definitive agreement with respect to a Business Combination or the Company has failed to complete a Business Combination within 24 months after the closing of the Public Offering.

(b) The Sponsor, each Insider and the Representative hereby agrees and acknowledges that: (i) each of the Underwriters and the Company would be irreparably injured in the event of a breach by the Sponsor, an Insider or the Representative of its, his or her obligations under paragraphs 1, 2, 3, 4, 5, 6, 7(a), 8(a), 8(b) and 10, (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

8. (a) The Sponsor, the Representative and each Insider agrees that it, he or she shall not Transfer any Founder Shares (or shares of Common Stock issuable upon conversion thereof) until the earlier of (A) one year after the completion of the Company’s initial Business Combination or (B) subsequent to the Business Combination, (x) if the last sale price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Class A Common Stock for cash, securities or other property (the “Founder Shares Lock-up Period”).

(b) The Sponsor and each Insider agrees that it, he or she shall not Transfer any Private Placement Warrants (or shares of Class A Common Stock issued or issuable upon the exercise of the Private Placement Warrants) until 30 days after the completion of a Business Combination (the “Private Placement Warrants Lock-up Period”, together with the Founder Shares Lock-up Period, the “Lock-up Periods”).

(c) Notwithstanding the provisions set forth in paragraphs 8(a) and (b), Transfers of the Founder Shares, Private Placement Warrants and shares of Class A Common Stock issued or issuable upon the exercise or conversion of the Private Placement Warrants or the Founder Shares and that are held by the Sponsor, the Representative, any Insider or any of their permitted transferees (that have complied with this paragraph 8(c)), are permitted (a) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any members of the Sponsor, or any affiliates of the Sponsor; (b) in the case of an individual, by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, transfers by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, transfers pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of a Business Combination at prices no greater than the price at which the securities were originally purchased; (f) transfers in the event of the Company’s liquidation prior to the completion of an initial Business Combination; (g) by virtue of the laws of the State of Delaware or the Sponsor’s limited liability company agreement upon dissolution of the Sponsor; or (h) in the event of the Company’s liquidation, merger, capital stock exchange, reorganization, or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Class A Common Stock for cash, securities or other property subsequent to the completion of a Business Combination; provided, however, that in the case of clauses (a) through (e) and (g) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.

9. The Sponsor and each Insider represents and warrants that it, he or she has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked. Each Insider’s biographical information furnished to the Company (including any such information included in the Prospectus) is true and accurate in all respects and does not omit any material information with respect to the Insider’s background. The Sponsor and each Insider’s questionnaire furnished to the Company is true and accurate in all respects. The Sponsor and each Insider represents and warrants that: it, he or she is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; such Member has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and it, he or she is not currently a defendant in any such criminal proceeding.

10. Except as disclosed in the Prospectus, neither the Sponsor nor any affiliate of the Sponsor, nor any director or officer of the Company, shall receive any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is), other than the following, none of which will be made from the proceeds held in the Trust Account prior to the completion of the initial Business Combination: repayment of a loan of up to $140,000 made to the Company by the Sponsor, pursuant to a Promissory Note dated as of January 5, 2018; payment of an aggregate of $16,875 per month to the Sponsor, for office space, secretarial and administrative services, pursuant to an Administrative Support Agreement, dated as of the date hereof; reimbursement for any reasonable out-of-pocket expenses related to identifying, investigating and consummating an initial Business Combination, so long as no proceeds of the Public Offering held in the Trust Account may be applied to the payment of such expenses prior to the consummation of a Business Combination; and repayment of loans, if any, and on such terms as to be determined by the Company from time to time, made by the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors to finance transaction costs in connection with an intended initial Business Combination, provided, that, if the Company does not consummate an initial Business Combination, a portion of the working capital held outside the Trust Account may be used by the Company to repay such loaned amounts so long as no proceeds from the Trust Account are used for such repayment.

11. If, in connection with the closing of an initial Business Combination, the Sponsor agrees to forfeit any Founder Shares to the Company at no cost (other than pursuant to paragraph 5(a)) or subject its Founder Shares to contractual terms or restrictions, convert its Founder Shares into other securities or contractual rights or otherwise modify the terms of its Founder Shares, then, provided that the Sponsor is not being issued any other equity or equity-related securities or other items of value in such Business Combination in consideration for such forfeiture or conversion that are not also being issued to the parties to the Forward Purchase Agreement on a pro rata basis (other than in respect of its Private Placement Warrants or loans to the Company for working capital and any grants of equity or equity-related securities as director fees), the Representative agrees to forfeit, subject, convert or modify its Founder Shares on a pro rata basis and on the same terms as the Sponsor, and hereby grants to the Company and any representative designated by the Company without further action by the Representative a limited irrevocable power of attorney to effect such forfeiture or conversion on behalf of the Representative, which power of attorney shall be deemed to be coupled with an interest.

12. The Sponsor and each Insider has full right and power, without violating any agreement to which it is bound (including, without limitation, any noncompetition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement, as applicable, to serve as an officer and/or a director on the board of directors of the Company and hereby consents to being named in the Prospectus as an officer and/or a director of the Company.

13. As used herein, (i) “Business Combination” shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Company and one or more businesses; (ii) “Founder Shares” shall mean the shares of the Class F Common Stock, par value $0.0001 per share, of the Company held by the Sponsor, TPEP, the Representative and the Company’s independent directors prior to the consummation of the Public Offering; (iii) “Offering Shares” shall mean the shares of Class A Common Stock sold as part of the Units in the Public Offering, “Private Placement Warrants” shall mean the Warrants to purchase 3,500,000 shares of Class A Common Stock, that are acquired by the Sponsor for an aggregate purchase price of $3,500,000, or $1.00 per Warrant, in a private placement that shall occur simultaneously with the consummation of the Public Offering; (iv) “Public Stockholders” shall mean the holders of securities issued in the Public Offering; (v) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering shall be deposited; and (vi) “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

14. This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

15. No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Sponsor, the Representative and each Insider and their respective successors, heirs and assigns and permitted transferees.

16. Nothing in this Letter Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto any right, remedy or claim under or by reason of this Letter Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Letter Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors, heirs, personal representatives and assigns and permitted transferees; provided, however, that the Underwriters shall benefit from the provisions set forth in paragraph 3 and paragraph 8, which such paragraphs shall not be amended or modified without the written consent of the Representative.

17. This Letter Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

18. This Letter Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Letter Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Letter Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

19. This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

20. Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

21. This Letter Agreement shall terminate on the earlier of (i) the expiration of the Lock-up or (ii) the liquidation of the Company; provided, however, that this Letter Agreement shall earlier terminate in the event that the Public Offering is not consummated and closed by August 31, 2018, provided further that paragraph 4 of this Letter Agreement shall survive such liquidation.

[Signature page follows]

Sincerely,

TERRAPIN 4 SPONSOR PARTNERSHIP, LLC

By:
Name: Nathan Leight
Title: Managing Member

TERRAPIN PARTNERS EMPLOYEE PARTNERSHIP 4, LLC

By:
Name: Nathan Leight
Title: Managing Member

NOMURA SECURITIES INTERNATIONAL, INC.

By:
Name:
Title:

Name: Nathan Leight

Name: Jeffrey Brown

Name: Guy Barudin

Name: Jonathan Kagan

Name: Bruce Pollack

Name: Steven Rosston

Name: Sandor Valner

Acknowledged and Agreed:

TERRAPIN 4 ACQUISITION CORPORATION

By:
Name: Nathan Leight
Title: Chief Executive Officer

[Signature Page to Insider Letter Agreement]